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                                                                   EXHIBIT 10.17

                             STOCK AWARD AGREEMENT

     Leggett & Platt, Incorporated (the "Company") and Harry M. Cornell, Jr. (the "Participant") agree as of December 20, 1994 as follows:

     1. 1989 FLEXIBLE STOCK PLAN. The Basic Stock Award and the Additional Stock Award provided for below (individually "Stock Award" or "Award" and collectively "Stock Awards" or "Awards") constitute "Other Stock Based Awards" under the Company's 1989 Flexible Stock Plan (the "Plan") and are granted to Participant under Article XVIII of the Plan.

         All Stock Awards provided for in this Agreement have been granted in the sole discretion of the Committee which administers the Plan. No consideration whatsoever has been required of Participant as a condition to receiving or enjoying Awards.

         This Agreement and all shares of Common Stock of the Company ("Shares") granted to or acquired by Participant under or pursuant to this Agreement is subject to the Plan. A copy of the Plan is available to Participant upon request.

         Capitalized terms used in this Agreement, if not defined herein, shall have the meanings given to such terms by the Plan.

     2. BASIC STOCK AWARD. The Participant is granted bi-weekly awards of Common Stock of the Company, such awards to be made beginning January 6, 1995 and ending December 22, 1995.

         On or before March 31, 1995, the Committee will grant a one-time Basic Stock Award to Participant providing Participant remains a full-time executive of an Employer on that date.

         Each bi-weekly Basic Stock Award and the one-time Basic Stock Award will be in whole (not fractional) Shares having a fair market value on the date the Award is made that is as close as possible to 7.35% of each installment of Participant's pay, including Participant's incentive bonus. The parties to this Agreement agree that the immediately preceding percentages may be adjusted upward or downward as necessary by the Company to reflect any changes in federal, state or local tax rates.

         The awards made under this Section are individually and collectively called the "Basic Stock Award."

     3. ADDITIONAL STOCK AWARD. On or before March 1, 1996 the Committee will grant a one-time "Additional Stock Award" to Participant if (i) Participant remains a full-time executive of an Employer as of December 31, 1995 or has terminated his employment before December 31, 1995 because of permanent and total disability, retirement or death and (ii) the Company has met the 1995 earnings objectives as determined by the Committee for the awarding of an Additional Stock Award.

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The Additional Stock Award will be in whole (not fractional) Shares having a fair market value on the date the Award is made that is as close as possible to the product of "X" and "Y" where:

     (a) "X" equals .787; and

     (b) "Y" equals the aggregate fair market value of all Basic Stock Awards received by Participant during calendar year 1995. The fair market value of each Basic Stock Award shall be determined as of the date such Award is made.

     4.  DIVIDENDS ON COMPANY SHARES; PARTICIPANT'S INVESTMENTS.
         ------------------------------------------------------

         ________ Participant elects to have income taxes withheld from all cash dividends on Company Shares.

             X     Participant elects not to have income taxes withheld from
         --------  all cash dividends on Company Shares.

         (Check one of two above.)

         Participant authorizes the Company to be paid and to receive all cash dividends on Company Shares.

         The Company shall invest all cash dividends from Company Shares (plus any interest thereon) in such debt or equity issues, mutual funds, annuity contracts and/or other investments as shall be agreeable to Participant and the Committee. Such investments together with all proceeds thereof and increments thereto are collectively called "Participant's Investments." In no event will Participant's Investments include the Company's Common Stock or the Company's preferred stock or any debt instruments convertible into such Common Stock or preferred stock.

         Participant in his sole and absolute discretion and without being under any obligation to do so, may transmit cash to the Company (bi-weekly by payroll deduction or in lump sum amounts). Any such cash transmitted during the period of this Agreement shall not be less than 1% nor more than 10% of Participant's gross cash compensation for the calendar year 1994. All cash transmitted will be invested by the Company in the same manner as cash dividends from Company Shares and thereupon shall constitute and remain a portion of Participant's Investments.

         The substantive provisions of Sections 5.1, 5.2, 5.3, 6 and 10 of this Agreement dealing with Common Stock and certificates therefor shall apply with like force to Participant's Investments and certificates or other evidences of Participant's Investments.

     5. OTHER CONDITIONS OF STOCK AWARD. The grant of each Stock Award shall be subject to the following additional terms and conditions:

     5.1 NAMES ON CERTIFICATES FOR COMMON STOCK. Certificates for all Common Stock shall normally be issued in the name of the Participant only. However, if the Participant so requests,

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certificates will be issued (i) in the name of the Participant and the
Participant's spouse as tenants by the entirety, or (ii) in the name of the Participant and any other person designated by the Participant as joint tenants with right of survivorship. Any such issuance will be in accordance with such guidelines as the Committee may promulgate.

         With the Committee's consent, which may be given or withheld in the Committee's sole and absolute discretion, certificates for Common Stock may be issued in the name of a person other than the Participant. Any such issuance shall be on such terms and conditions as the Committee may deem appropriate.

         Participant may also transfer Common Stock to a revocable trust providing the terms of such trust meets the requirements set forth in Section 21 of the Company's Executive Stock Purchase Program.

         Irrespective of the names (other than the Participant's) appearing on any certificates for Common Stock, such certificates shall remain subject to all of the terms and conditions of this Agreement.

     5.2 STOCK NOT TRANSFERRABLE. Common Stock may not be transferred, pledged or otherwise disposed of by the Participant or any other holder thereof until it is no longer subject to repurchase pursuant to Section 13 and until the earlier of (i) the Participant's death, total and permanent disability, retirement, or other termination of employment or (ii) such time as the Committee shall determine.

         In addition, Participant may not sell or otherwise dispose of any shares of Common Stock awarded under this Agreement unless the shares have been held for at least six months after the date of the Award.

     5.3 POSSESSION OF STOCK CERTIFICATES; LEGENDS. Until Common Stock is no longer nontransferable, certificates for such Common Stock may be held by the Company or such other person or entity as the Committee shall select and may be marked with such legend as the Committee shall determine.

     5.4 SUBSTITUTION OF CERTIFICATES. A Participant shall be permitted from time to time to substitute certificates for Common Stock already owned by the Participant and not subject to this Agreement for a like number of Common Stock certificates which have been held for at least six months from the date that they were awarded. Participant shall also be permitted from time to time to substitute property already owned by the Participant and not subject to this Agreement for Participant's Investments having similar fair market value. Any and all such substitutions shall be in accordance with such guidelines as the Committee may promulgate.

     6. TRUST OR CUSTODIAL ACCOUNT. The Committee shall have the right at any time to establish a trust, custodial account or other arrangement to hold certificates for Common Stock which is nontransferable upon such terms as it deems appropriate and which are not in conflict with the Plan or this Agreement.

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     7.  ADJUSTMENT.  In the event of any change in the Common Stock of the
Company described in Section 3.3 of the Plan, the Committee shall have the right to make such amendments to this Agreement as it shall deem necessary to carry out the purposes of this Agreement.

     8. AUTHORITY AND FURTHER STEPS. In addition to this Agreement, the Participant shall execute such additional documents and take all steps as the Committee shall request to effectuate the provisions of this Agreement.

     9. TERMINATION OF EMPLOYMENT. If Participant's employment terminates for any reason, no further installment of any Basic Stock Award which is payable in installments shall be made. If the Participant's employment terminates for any reason prior to December 31 of any year, any Additional Stock Award for that year which has not been paid will be forfeited unless (a) such termination (i) was because of permanent and total disability or death or (ii) occurred on or after the Participant attained 60 years of age or attained 55 years of age and had been employed by an Employer for at least 5 continuous years or (b) the Committee provides otherwise.

     10. ASSIGNMENT. Unless allowed by the Committee, no Award shall be assignable by the Participant. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company, the Participant and their respective successors, assigns, heirs and personal representatives.

     11. FUTURE GRANTS. Nothing contained in this Agreement or other document shall require the grant to Participant of additional Awards or any other Benefit under the Plan or prohibit any other Benefit which is granted from being a different Benefit or from being granted on different and/or additional terms and conditions than those in this Agreement.

     12. NO EMPLOYMENT CONTRACT. This Agreement shall not confer upon the Participant any right of continued employment nor shall it interfere in any way with the right of the Employer to terminate the Participant's employment at any time (subject to any employment contract that might exist between Participant and the Employer).

     13. OPTION TO REPURCHASE. The Company shall have an option to buy all of a Participant's Common Stock obtained directly through a Stock Award. The option price shall be $1, and the option must be exercised by the Committee within 60 days following the Participant's termination of employment. The above option applies only to a Participant (a) who is under age 60 when his employment terminates, (b) who has been employed by an Employer for less than 5 continuous years when his employment terminates and (c) whose employment is terminated for a reason other than permanent and total disability or death. For purposes of determining a Participant's length of employment, employment with an Employer prior to the time that it became an Employer shall be disregarded. Without, in any way, limiting the provisions of Section 8, in order to facilitate

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the Company's exercise of the foregoing option, the Participant shall, as a condition to receiving an Award, execute such stock and other assignments and other documents of transfer as the Committee shall request at any time. Notwithstanding the foregoing, the decision as to whether to exercise the option granted by this Section 13 shall be made solely by the Committee.

                                            LEGGETT & PLATT, INCORPORATED


 /s/ HARRY M. CORNELL, JR.                  By:   /s/ R. A. JEFFERIES, JR.
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Participant                                      Senior Vice President

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